                                                                    EXHIBIT 10.4


                            ASSET PURCHASE AGREEMENT

                                     AMONG

                         ROCKWELL MEDICAL SUPPLIES, LLC

                          ROCKWELL TRANSPORTATION, LLC

                          VIJAY KUMAR CHILAKAPTI, M.D.

                         KRISHNAPILLAI THAVARAJAH, M.D.

                            T.K. INVESTMENT COMPANY

                               ROBERT L. CHIOINI

                     CHILAKAPTI FAMILY LIMITED PARTNERSHIP

                     THAVARAJAH FAMILY LIMITED PARTNERSHIP

                                      AND

                           ACQUISITION PARTNERS, INC.

                             DATED NOVEMBER 1, 1996

                               TABLE OF CONTENTS

Section Number                                                     Description                           Page Number
--------------                                                     -----------                           -----------
1        SALE AND PURCHASE OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         -----------------------------
         1.1     Sale and Purchase of Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                 -------------------------------------
         1.2     Consideration for Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 --------------------------
                 1.2.1      Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                            --------------
                 1.2.2      Payments at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                            -----------------------
                 1.2.3      Adjustment for Members' Interim Cash Flow Fund  . . . . . . . . . . . . . . . . . .    3
                            ----------------------------------------------
                 1.2.4      Allocation of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                            ----------------------------
         1.3     Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 -------------------------
         1.4     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 -----------

2        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         ------------------------------
         2.1     Representation and Warranties of the Sellers and the Members . . . . . . . . . . . . . . . . .    5
                 ------------------------------------------------------------
                 2.1.1      Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                            ------------------------------
                 2.1.2      Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                            ----------
                 2.1.3      Authority Relative to This Agreement  . . . . . . . . . . . . . . . . . . . . . . .    5
                            ------------------------------------
                 2.1.4      Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . .    5
                            ------------------------------------
                 2.1.5      Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                            -------
                 2.1.6      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                            --------------------
                 2.1.7      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . .    7
                            ------------------------------------
                 2.1.8      Miscellaneous Items Relating to Assets  . . . . . . . . . . . . . . . . . . . . . .    8
                            --------------------------------------
                 2.1.9      Real and Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                            --------------------------
                 2.1.10     Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                            -----------
                 2.1.11     Licenses, Patents, Trademarks and Similar Rights  . . . . . . . . . . . . . . . . .   11
                            ------------------------------------------------
                 2.1.12     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . .   11
                            ----------------------------------
                 2.1.13     [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                 2.1.14     Certain Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                            -----------------
                 2.1.15     Tax Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                            ---------------
                 2.1.16     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                            ----------
                 2.1.17     Pension and Benefit Plans and Compliance with ERISA . . . . . . . . . . . . . . . .   15
                            ---------------------------------------------------
                 2.1.18     Environmental and Occupational Matters  . . . . . . . . . . . . . . . . . . . . . .   16
                            --------------------------------------
                 2.1.19     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                            -------------
                 2.1.20     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                            --------------------
                 2.1.21     Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                            --------------------
                 2.1.22     Information Supplied to Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                            -----------------------------
                 2.1.23     Suppliers and Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                            -----------------------
                 2.1.24     Business of the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                            -----------------------
                 2.1.25     Insider and Inter-Sellers Transactions  . . . . . . . . . . . . . . . . . . . . . .   20
                            --------------------------------------
                 2.1.26     Members Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                            -----------------
                 2.1.27     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                            ----------

Section Number                                                     Description                           Page Number
--------------                                                     -----------                           -----------
         2.2     Representations and Warranties of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 ---------------------------------------
                 2.2.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                            ------------
                 2.2.2      Authority Relative to This Agreement  . . . . . . . . . . . . . . . . . . . . . . .   21
                            ------------------------------------
                 2.2.3      No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                            ------------
                 2.2.4      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                 2.2.5      Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                            ----------

3        COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         ---------
         3.1     Covenants of the Sellers and the Members . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 ----------------------------------------
                 3.1.1      Access for Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                            ----------------
                 3.1.2      Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                            ---------------------
                 3.1.3      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                 3.1.4      Preserve Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                            -----------------
                 3.1.5      Accuracy of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                            ---------------------------
                 3.1.6      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                            ---------
                 3.1.7      Approval of Sale of Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . .   25
                            ------------------------------------
                 3.1.8      Updated Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            ----------------
                 3.1.9      Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            --------
                 3.1.10     Delivery of Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            -----------------------------
                 3.1.11     [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

                 3.1.12     Confidentiality and Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . .   25
                            ------------------------------------------
                 3.1.13     Bank Debt; Capital Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            ------------------------
                 3.1.14     Title Policies and Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            --------------------------
                 3.1.15     Environmental Remediation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                            -------------------------
                 3.1.16     [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                 3.1.17     [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

                 3.1.18     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                            ---------------
                 3.1.19     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                            ------------------
         3.2     Covenants of Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 ------------------
                 3.2.1      Accuracy of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                            ---------------------------
                 3.2.2      Approval of Sale of Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . .   27
                            ------------------------------------
                 3.2.3      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                 3.2.4      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                 3.2.5      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                            ---------------
                 3.2.6      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                 3.2.7      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

Section Number                                                     Description                           Page Number
--------------                                                     -----------                           -----------
4        CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         ---------------------
         4.1     Conditions to Buyer's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------------------------
                 4.1.1      Buyer's Obtaining Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                            ---------------------------
                 4.1.2      Buyer's Due Diligence Investigation . . . . . . . . . . . . . . . . . . . . . . . .  28
                            -----------------------------------
                 4.1.3      Accuracy of the Sellers' and the Members
                            ----------------------------------------
                            Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                            ------------------------------
                 4.1.4      Compliance with Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                            -------------------------
                 4.1.5      Certificate of Sellers Officers and the Members . . . . . . . . . . . . . . . . . .  28
                            -----------------------------------------------
                 4.1.6      Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                            --------
                 4.1.7      No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                            ----------------------
                 4.1.8      No Material Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                            --------------------
                 4.1.9      Delivery of Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                            ---------------------------
                 4.1.10     No Material Change in Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                            ------------------------------
                 4.1.11     [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                 4.1.12     Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                            ---------------------
                 4.1.13     Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                            -----
                 4.1.14     Transfer Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                            ------------------
                 4.1.15     Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                            ----------
                 4.1.16     Assignments of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                            -------------------------
                 4.1.17     Satisfactory Completion of Audit  . . . . . . . . . . . . . . . . . . . . . . . . .  29
                            --------------------------------
                 4.1.18     [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                 4.1.19     Other Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                            ------------------
                 4.1.20     Incomplete Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                            -------------------
         4.2     Conditions to the Sellers' and the Members' Obligations  . . . . . . . . . . . . . . . . . . .  30
                 -------------------------------------------------------
                 4.2.1      Accuracy of Buyer's Representations and Warranties  . . . . . . . . . . . . . . . .  30
                            --------------------------------------------------
                 4.2.2      Compliance with Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                            -------------------------
                 4.2.3      Certificate of Buyer's Officer  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                            ------------------------------
                 4.2.4      No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                            ----------------------
                 4.2.5      Delivery of Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                            ---------------------------
                 4.2.6      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                 4.2.7      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                 4.2.8      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                 4.2.9      [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

5        WARRANTIES; INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         ---------------------------
         5.1     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 --------
         5.2     The Sellers' and the Members' Indemnification of Buyer . . . . . . . . . . . . . . . . . . . .  31
                 ------------------------------------------------------
         5.3     Buyer's Indemnification of the Sellers and the Members . . . . . . . . . . . . . . . . . . . .  32
                 ------------------------------------------------------
         5.4     Defense of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 -----------------

Section Number                                                     Description                           Page Number
--------------                                                     -----------                           -----------
         5.5     Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                 -----------------------
         5.6     Buyer's Right to Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 -----------------------

6        OTHER COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         ------------------------------
         6.1     Bulk Transfer Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 ------------------------
         6.2     [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         6.3     [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         6.4     [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         6.5     [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         6.6     [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         6.7     [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         6.8     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 ------------------
         6.9     Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 ---------
         6.10    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 --------
         6.11    Transfer and Other Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 ------------------------
         6.12    No Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 --------------

7        MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         -------------
         7.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 -------
         7.2     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 ----------------
         7.3     Governing Law and Forum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 -----------------------
         7.4     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 ---------------
         7.5     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 ------------
         7.6     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 --------------
         7.7     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 ------------
         7.8     Waiver and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 ---------------------
         7.9     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 --------------

8        GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         --------

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is made as of November 1, 1996 by and among ROCKWELL MEDICAL SUPPLIES, LLC, a Michigan limited liability company d/b/a Rockwell Medical Supply (the "SUPPLY COMPANY"), ROCKWELL TRANSPORTATION, LLC, a Michigan limited liability company (the "TRANSPORTATION COMPANY" and, together with the Supply Company, the "SELLERS"), T.K. INVESTMENT COMPANY, a Michigan partnership, which is owned equally by the family partnerships, CHILAKAPATI FAMILY LIMITED PARTNERSHIP, THAVARAJAH FAMILY LIMITED PARTNERSHIP (the "Family Partnerships"), the respective general partners of which are VIJAY KUMAR CHILAKAPTI, M.D. and KRISHNAPILLAI THAVARAJAH, M.D. and ROBERT L. CHIOINI, (T.K. INVESTMENT COMPANY, THE FAMILY PARTNERSHIPS, VIJAY KUMAR CHILAKAPTI, M.D., KRISHNAPILLAI THAVARAJAH, M.D. and ROBERT L. CHIOINI are hereinafter referred to individually as a "MEMBER" and jointly and severally as the "MEMBERS"), and ACQUISITION PARTNERS, INC., a Michigan corporation ("BUYER").

                                    RECITALS

         A. The Sellers own or lease equipment and real estate and are a party to various contracts in connection with their respective businesses of manufacturing concentrates and dialysis kits and supplying these and other products to the hemodialysis industry, in the case of the Supply Company, and transporting and delivering such products and supplies to the Supply Company's customers, in the case of the Transportation Company (collectively, the "BUSINESS").

         B. Buyer wishes to purchase from the Sellers, and the Sellers wish to sell to Buyer, substantially all of the Sellers' assets, all upon the terms and conditions set forth in this Agreement.

         THEREFORE, the parties agree as follows:

1        SALE AND PURCHASE OBLIGATIONS.

         1.1 Sale and Purchase of Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.4), the Sellers shall sell, assign and transfer to Buyer, and Buyer shall purchase, the "Purchased Assets." The "PURCHASED ASSETS" means all of the following assets, properties, rights and claims of the Sellers of every type and nature and wherever situated:

                 (a) the Sellers' interest, as lessee, in the real property lease listed on the attached Exhibit 1.1(a) (THE "LEASE"), specifically including the Sellers' interest in all leasehold improvements;

                 (b) all of the machinery and equipment owned or leased by the Sellers, including, without limitation, the Sellers' machinery and equipment listed on the attached

         Exhibit 1.1(b) (the "MACHINERY AND EQUIPMENT"), which the Sellers represent to be a true and complete exhibit listing all of the Machinery and Equipment they respectively own;

                 (c) all of the furniture, fixtures and leasehold improvements owned by the Sellers, including, without limitation, the Sellers' furniture and fixtures listed on the attached Exhibit 1.1(c) (the "FURNITURE AND FIXTURES"), which the Sellers represent to be a true and complete exhibit listing all of the Furniture and Fixtures they respectively own;

                 (d) all of the inventories owned by the Sellers, including, without limitation, raw materials, work-in-process, finished goods and supplies inventories and all of the Sellers' inventories listed on the attached Exhibit 1.1(d), which the Sellers represent to be a true and complete exhibit listing all of the inventories they respectively own (collectively, the "INVENTORIES");

                 (e)        all of the tools and segments owned by the Sellers;

                 (f) all of the vehicles and other rolling stock owned or leased by the Sellers, including, without limitation, the Sellers' vehicles and rolling stock listed on the attached Exhibit 1.1(f) (the "VEHICLES"), which the Sellers represent is a true and complete exhibit listing all of the Vehicles;

                 (g) all of the intellectual property owned by the Sellers or which they have the right to use, including, without limitation, the right to use the names "Rockwell Medical Supply, LLC" and "Rockwell Transportation, LLC" and any variation of those names, the right to use the telephone number(s) used by the Sellers immediately before the Closing Date, all of the Sellers' know-how and trade secrets and all of the Sellers' trademarks, trade names, service marks, patents and copyrights listed on the attached Exhibit 1.1(g) (the "INTELLECTUAL PROPERTY"), which the Sellers represent to be a true and complete exhibit listing all of their respective Intellectual Property;

                 (h) all of the Sellers' rights, claims and payments under the contracts assumed by Buyer pursuant to Section 1.3(a), including, without limitation, any rights to receive payments for work performed on or before the Closing Date pursuant to such contracts;

                 (i) all of the Sellers' deposits, prepaid expenses, rights to refunds and other current assets that are not Excluded Assets;

                 (j) all of the Sellers' franchises, licenses and permits, including, without limitation, the Permits (as defined in Section 2.1.21);

                 (k) all of the Sellers' files, records, books and supplier and customer lists;

                 (l)        all of the Sellers' goodwill; and

                 (m) All cash, bank deposits, accounts and notes receivable, deferred income tax benefits, life insurance policies (including their cash surrender values) and minute books owned by the Sellers at the Closing Date.

         1.2     Consideration for Purchase.

                 1.2.1 Purchase Price. The aggregate consideration for the Purchased Assets shall consist of the following, subject to the adjustments described in this Section 1.2 (the "PURCHASE PRICE"):

                 (a) the assumption by Buyer of those liabilities described in Section 1.3(a) (the "LIABILITIES"), plus

                 (b) $2,085,452 in cash plus $465 each day between November 1, 1996 and the Closing (the "CASH AMOUNT").

                 1.2.2 Payments at the Closing. At the Closing, Buyer shall (i) execute and deliver to the Sellers an appropriate assumption of the Liabilities, (ii) pay to the Sellers the Cash Amount.

                 1.2.3 Adjustment for Members' Interim Cash Flow Funding. The Members agree to personally fund all cash flow needs of the Sellers in the period from the date hereof to the Closing up to a maximum of $150,000, whether by means of capital contributions for their respective member accounts, personal loans to the Sellers or otherwise. The Sellers agree to keep detailed books and records clearly accounting for any and all such funding provided by the Members. In the event that such capital contributions result in the aggregate Members' investment in the Sellers, as of the Closing Date, exceeding the Cash Amount set forth in Section 1.2.1(b) above, then at the Closing such Cash Amount shall be increased by the amount of such excess. Additionally, the Purchase Price is based upon net worth of the Sellers reflected on the Interim Financial Statements (defined below) ("Interim Net Worth"). An estimate of the net worth at the Closing will be made and the Cash Amount shall be reduced in an amount equal to the amount by which the estimated net worth at the Closing is less than the Interim Net Worth. Any final adjustments required based upon a definitive determination of the net worth after the Closing shall be made within 30 days of the Closing. These determinations shall be made by Buyer's accountants on the basis consistent with Sellers' past accounting practices and generally accepted accounting principles.

                 1.2.4 Allocation of Purchase Price. The aggregate consideration for the Purchased Assets shall be allocated among the Purchased Assets as set forth on Exhibit 1.2.4, which exhibit attached to this Agreement at the date of its execution is an estimate based on the estimated Purchase Price, and which exhibit shall be finalized and modified by agreement of the parties on or before the Closing Date. If the exhibit is not completed at the time of the execution of this Agreement, then as a condition to the Closing, it shall be completed prior to the Closing in a manner which is reasonably satisfactory to Sellers and Buyer. The parties agree that such allocation shall be conclusive and binding for all purposes, and Buyer, the Members and the Sellers shall each file all income or other tax returns in a manner consistent with such allocation and consistent with the treatment of the purchase and sale of the Purchased Assets as taxable sales and purchases of the Sellers' assets and consistent with Buyer accounting for the Purchased Assets on its books and records for tax purposes at an aggregate value equal to the value of the consideration given by Buyer for the Purchased Assets.

         1.3     Assumption of Liabilities.

         (a) Except as expressly provided in this Section 1.3, Buyer shall assume no liabilities of the Sellers or the Members. Buyer shall assume the following liabilities of the Sellers: all obligations of the Sellers after the Closing Date under (i) the Lease, (ii) trade payables incurred in the normal course of the Business and (iii) the Sellers' purchase orders pursuant to which the Sellers provide products or services to their customers that have not been fully provided on or before the Closing Date (the "PURCHASE ORDERS"), all to the extent, and only to the extent, assigned to and assumed by Buyer at the Closing and marked "Assumed" on the attached Exhibit 2.1.14 (the "ASSUMED AGREEMENTS"). Upon the Closing, Sellers shall be released from all liabilities assumed pursuant to this Section 1.3.

         (b) Without in any way limiting the generality of this Section 1.3 and except as otherwise provided in Section 1.3(a), the Sellers, and not Buyer, shall be responsible for all claims previously, now or later made on account of, or arising from, the business conducted by the Sellers, including, but not limited to, claims in the nature of environmental violations, infringement, product liability, defective performance, nonperformance and workers' compensation.

         (c) All former employees of the Sellers hired by Buyer shall be considered "new hires" by Buyer, except for immigration and seniority purposes. In this regard, Buyer shall assume no past or future obligations of the Sellers to such employees, including specifically [any obligations under the Sellers' Profit Sharing Plan or] any obligations to pay severance pay, vacation pay, commissions, bonuses, pension benefits or similar benefits to such employees, and such obligations shall be and shall remain obligations of the Sellers as shall any similar obligations to any employees of the Sellers who are not hired by Buyer.

         1.4 The Closing. The Closing under this Agreement shall be held at the offices of Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226 at 10:00 a.m. on or before December 16, 1996, or such other day and time as Buyer, the Members and the Sellers shall mutually agree upon in writing. The consummation of the transactions contemplated by this Agreement at such place and time are sometimes referred to in this Agreement as the "CLOSING," and such date is sometimes referred to as the "CLOSING DATE." At the Closing, the Sellers shall assign and convey the Purchased Assets to Buyer pursuant to Section 1.1, Buyer shall assume the Liabilities and shall pay or deliver the Purchase Price as described in Section 1.2, and Buyer, the Members and the Sellers shall comply with the applicable covenants and conditions to Closing set forth in Sections 3 and 4.

2        REPRESENTATIONS AND WARRANTIES.

         2.1 Representation and Warranties of the Sellers and the Members. To the best of their knowledge, the Sellers and the Members, jointly and severally, represent and warrant to Buyer the following as of the date of this Agreement and as of the Closing Date:

                 2.1.1 Organization and Qualification. Each of the Sellers is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan. No other jurisdiction has claimed that the Sellers are required to be qualified or otherwise authorized to do business in such jurisdiction.

                 2.1.2 Affiliates. Except for the Members and except as otherwise described in the attached Exhibit 2.1.2, there are no persons or corporations or any other business entities controlling, operating under the control of (including subsidiaries), or operating under common control with, the Sellers, the Members, the Members' immediate family, or their affiliates, in the operation of the Business of the Sellers, including, without limitation, any such relationship with suppliers or customers of the Sellers. For purposes of this Section 2.1.2, control shall mean ownership of 10% or more of the equity interest in an entity or effective control of the management and policies of an entity.

                 2.1.3 Authority Relative to This Agreement. The Sellers and the Members have all requisite power and authority to execute, deliver and comply with its obligations under the terms of this Agreement. Execution, delivery and performance by the Sellers of this Agreement have been duly authorized by all necessary action on the part of the Sellers, including authorization on behalf of the Sellers by its governing body and, if necessary, its shareholder. No other action on the part of the Sellers, the Members or any other individual, person or entity, including, without limitation, the Members' spouse, is necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Sellers and the Members and constitutes a valid and binding obligation of the Sellers and the Members, enforceable against the Sellers and the Members in accordance with its terms, except as it may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and except as it may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                 2.1.4 Consents and Approvals; No Violation. Except as set forth in the attached Exhibit 2.1.4, neither the execution nor the delivery by the Sellers or the Members of this Agreement (including all agreements provided for in this Agreement) nor the consummation by the Sellers and the Members of the transactions contemplated by this Agreement (including all agreements provided for in this Agreement) nor compliance with the terms and provisions of this Agreement (including all agreements provided for in this Agreement) nor the assignment to Buyer of the Assumed Agreements, the transfer to Buyer of the Permits, the continued operation of the Sellers' Business or the use of the Sellers' assets by Buyer after the Closing, (a) will require any authorization, consent or approval of any governmental or regulatory authority or of any other person or entity, (b) will violate or breach any provision of the Operating Agreement of the Sellers, (c) will accelerate any obligation under, violate or breach any provision of, constitute a default under, result in the creation of any lien or security interest under, result in the termination of, require the consent, authorization, approval or order of, or registration or filing with, any governmental agency or body or any third party under, or in connection with, any of the terms, covenants, provisions or conditions of (I) any approval, authorization or order of, or registration or filing with, any governmental agency or body or any third party, or (II) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, registration or other authorization, lease, contract (including, without limitation, the Assumed Agreements and the contracts described in Section 2.1.14), agreement or other instrument, commitment or obligation to which any of the Sellers or the Members is a party, or by which any of them or any of their respective properties or assets may be bound, (d) will violate any order, writ, injunction, decree, judgment, or arbitration award, or any statute, rule, regulation or ruling of any court or governmental authority, United States or foreign, applicable to the Sellers or the Members or to any of their respective properties or assets, all to the extent such requirement, violation, breach or default would have a material adverse affect on Sellers' or the Members' ability to perform their obligations under this Agreement, or (e) to the best of the Sellers' and the Members' knowledge, will cause any governmental or regulatory authority to conduct any examination, inspection or audit of the Sellers.

                 2.1.5 The Members. The Members control the vote or approval required to approve the transactions contemplated by this Agreement on behalf of the Sellers.

                 2.1.6      Financial Statements.

                 (a) The attached Exhibit 2.1.6(a) is a copy of the unaudited balance sheet of the Sellers as at December 31, 1995, and the related unaudited statements of income, retained earnings and cash flows for the fiscal year then ended, in each case, including the Notes to such financial statements. These financial statements (the "FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles on a basis consistent with such statements for prior periods and with such footnotes as are necessary to comply with generally accepted accounting principles.
         The balance sheet included in the Financial Statements fairly presents, as of its date, the financial condition and assets and liabilities of the Sellers, and the related statements of income, retained earnings and cash flows included in the Financial Statements fairly present the results of operations and cash flows of the Sellers for the fiscal year then ended. The Financial Statements contain proper accruals of all liabilities of the Sellers and such other adjustments which are necessary to fairly present the financial condition, results of operations, cash flows and assets and liabilities of the Sellers.

                 (b) The attached Exhibit 2.1.6(b) is a copy of the balance sheet of the Sellers as at September 30, 1996 and the related statements of income and retained earnings for the nine months then ended (the "INTERIM FINANCIAL STATEMENTS"). The balance sheet included in the Interim Financial Statements fairly presents, as of its date, the financial condition and assets and liabilities of the Sellers, and the related statements of income and retained earnings included in the Interim Financial Statements fairly present the results of operations of the Sellers for the nine months then ended. The Interim Financial Statements contain proper accruals of all liabilities of the Sellers and such other adjustments which are necessary to fairly present the financial condition, results of operations and assets and liabilities of the Sellers.

                 2.1.7 Absence of Certain Changes or Events. Except as set forth in the attached Exhibit 2.1.7, since September 30, 1996, the Sellers have operated the Business only in the usual and ordinary manner and have used their best efforts to preserve their present Business organizations intact and their present relationships with persons having Business dealings with them, and there has not been:

                 (a) any material adverse change in the Sellers' respective business, prospects, operations, properties, assets, liabilities, competition, earnings or condition (financial or otherwise), or any failure by the Sellers to pay their debts when due;

                 (b) any event or condition of any character which, either individually or in the aggregate, might reasonably be expected materially and adversely to affect the Business, prospects, operations, properties, assets, liabilities, competition, earnings or condition (financial or otherwise) of the Sellers;

                 (c) any damage, destruction or loss (regardless of whether covered by insurance) materially and adversely affecting the Business, prospects, operation, properties, assets, liabilities, competition, earnings, or condition (financial or otherwise), of the Sellers;

                 (d) any declaration, setting aside or payment of any dividend or other distribution of anything that would otherwise be included in the Purchased Assets;

                 (e) any increase in the compensation paid, payable or to become payable by the Sellers to its officers, directors or employees, any hiring of new officers, directors or employees or any increase in any bonus, insurance, pension, or other employee benefit plan, payments or arrangement (including loans) made to, for or with any officers, directors, or employees, except that the Sellers has increased the compensation of its employees who are not shareholders or directors of the Sellers by not more than $10,000 a year in the aggregate;

                 (f) any entry into, amendment of, or termination of, any agreement, commitment, or material transaction by the Sellers, including, without limitation, any merger, consolidation, share exchange, acquisition or disposition of assets or stock or any financing transaction or capital expenditure not in the ordinary course of business;

                 (g) any properties or assets, real, personal or mixed, tangible or intangible, of the Sellers mortgaged, pledged or subjected to any security interest, lien or encumbrance;

                 (h) any shortage of raw materials or supplies experienced by the Sellers;

                 (i) any sale, assignment, transfer, lease, dividend, distribution or other disposition of any of the Sellers' property or assets or the Purchased Assets, other that sales of products in the ordinary course of business;

                 (j) any change in the customary shipping, purchasing, billing, payment, return, exchange or other business practices, policies or procedures of the Sellers;

                 (k) any change in the Sellers' methods of grading, classifying or pricing inventory for sale to customers; or

                 (l) any agreement or understanding to do any of the foregoing by the Sellers.

                 2.1.8      Miscellaneous Items Relating to Assets.

                 (a) Title. Except as set forth in the attached Exhibit 2.1.8(a), the Sellers has, and after giving effect to the transactions contemplated by this Agreement Buyer will have, good, valid and marketable title to, or, with respect to assets currently being leased, a valid leasehold interest in, all assets used by it in the operation of the Business, including, without limitation, all of the Purchased Assets, free and clear of all liens, encumbrances, restrictions, security interests, mortgages, pledges, burdens, claims, demands, rights and equities of any nature whatsoever, including, without limitation, the right to sell inventories free of any claims of manufacturers, licensors or others (collectively, "LIENS"), except and, with respect to the Real Property, except for customary utilities easements and such other encumbrances on, or exceptions to, the Sellers' title to the Real Property as shall not adversely affect the marketability of such title or its present use and which are acceptable to Buyer in its sole discretion (the "EXCEPTIONS"). Title to the Purchased Assets will be transferred by the Sellers to Buyer free and clear of all security interests, Liens, encumbrances, restrictions and other burdens, except for the Exceptions.

                 (b) Defects. There are no defects or damage with respect to the Purchased Assets, the Sellers' plants, buildings, structures, leasehold improvements, furniture, fixtures and equipment being used in the Business, except for normal maintenance, repair and replacement. Such properties and assets, including, without limitation the Purchased Assets are in conformity with all applicable laws and regulations and, except as set forth in the attached Exhibit 2.1.8(b), are in reasonable operating condition and repair, subject to normal wear and tear. There is no violation, and no existing event or circumstance that with the passage of time or the giving of notice would give rise to a violation, of any building, zoning or other law, ordinance, rule or regulation (federal, state or local) in respect to such property, plants or structures.

                 2.1.9      Real and Personal Property.

                 (a) The attached Exhibit 2.1.9(a) is a complete and accurate list of all real property owned, leased, or used in connection with the operation of the Sellers, with a complete and accurate legal description of each parcel of real property. On the Closing Date, the Sellers will be the fee owner of, and will have marketable title to, such real property, subject only to the Exceptions.

                 (b) The attached Exhibits 2.1.9(b)(I) and 2.1.9(b)(II) are complete and accurate lists of all leases of real and personal property, respectively, to which the Sellers are a party. Each such lease, including, without limitation, each lease with related parties, is in good standing, is valid and binding on the parties to such lease, is in full force and effect in accordance with its terms and grants the lessee a valid and enforceable leasehold interest in the property described in the lease, and there is no default under any such lease nor do any facts exist that with the giving of notice or the passage of time or both would give rise to a default under any such lease. True copies of all such leases, including all modifications and amendments, have been supplied to Buyer. The Sellers has fully paid and fully performed all of its obligations and duties under all such leases which arise from, are on account of, or relate to, in any part, facts or events that occurred or will occur before the Closing. There are no taxes, assessments or other costs, expenses or charges which are due or paid in arrears relating to the real or personal property leases, for which accruals have not been made. The Sellers presently enjoys and has the right to quiet enjoyment of all real property leased by it, and there exists no fact that would preclude or interfere with such quiet enjoyment for the full term of each lease and any renewal options related to each lease.

                 (c) With respect to the Real Property, including the real property listed on Exhibit 2.1.9(a) and all other real property owned, leased or used by the Sellers in connection with the Business:

                            (i) the use of the Real Property by the Sellers does not violate any applicable zoning, building or use statutes, rules, ordinances or regulations of any federal, state, county or local entity, authority or agency, and no such violations that were outstanding at any time during the five years before the date of this Agreement. There is no existing or threatened condemnation or other legal action of any kind involving the Real Property which may affect the value or use of the Real Property. The Real Property is free and clear of any violations of any building, safety and health ordinances, statutes or regulations;

                            (ii) there are no contracts, leases or agreements in effect with respect to the Real Property of any kind or nature whatsoever, whether or not of record, except for the items listed on the attached Exhibit 2.1.9(b)(I);

                            (iii) there are no building, use, deed or contract
                 restrictions relating to the current use of the Real Property; there is no threatened earth subsidence, earth movement or infestation affecting the Real Property or any buildings or improvements located on the Real Property and, to the best of the Sellers' and the Members' knowledge, there are no latent or patent structural defects on or in any buildings or improvements located on the Real Property. There is a dedicated road or right-of-way to each parcel of Real Property; the Sellers has all easements and rights of ingress and egress and for utilities and services necessary for all of its operations;

                            (iv) there are no unrecorded easements relating to the Real Property nor any special assessments or proposed special assessments relating to the Real Property; no federal, state or local taxing authority has asserted any tax deficiency, lien or assessment against the Real Property which has not been paid; and there are no third parties in possession or claiming rights to possession of the Real Property;

                            (v) there are no recorded easements which are inconsistent with the Sellers' present use of the Real Property and there are no outstanding accounts payable or fixed, choate or inchoate mechanics' liens or rights to claim a mechanics' lien in favor of any contractor, materialman or laborer or any other person or entity in connection with any portion of the Real Property and for which the underlying debt is unpaid, except for those that will be paid in the ordinary course of business; there has not been any work performed or materials supplied to the Real Property in the last 90 days which could give rise to the filing of such liens against the Real Property and for which the underlying debt is overdue; and

                            (vi) there are no encroachments from within or without the Real Property that adversely affect the use of the Real Property. The Sellers has provided Buyer with copies of all surveys relating to the Real Property.

                 2.1.10 Inventories. The Inventories, including, without limitation, the products, raw materials, work-in-process, finished goods, supplies and other inventories, of the Sellers have been purchased by the Sellers in the ordinary course of business and in compliance with all applicable requirements for imported goods; none of the Inventories are on consignment to or by the Sellers or subject to any sale or return arrangement with the Sellers or its customers, other than returns of products in the ordinary course of business consistent with the Sellers' return policies for prior years. All items of such Inventory are good, usable and saleable in the ordinary course of business and are not obsolete. The Sellers' purchase, manufacture and sale of inventories do not violate any manufacturers', licensors' or others' rights.

                 2.1.11     Licenses, Patents, Trademarks and Similar Rights.

                 (a) Exhibit 2.1.11(a) lists all of the permits, authorizations, approvals, licenses, patents, trademarks, service marks, trade names, copyrights, processes, designs, formulas, computer programs, inventions, proprietary manufacturing techniques, trade secrets, technology, research and development and know-how ("INTANGIBLES") in which the Sellers has any rights, liabilities or obligations and the expiration date, if any, of the rights under the Intangibles. With respect to the matters required to be listed on
         Exhibit 2.1.11(a), the Sellers, or one of them, is the sole owner or licensee of all of the Intangibles free from any restriction, right, encumbrance or other burden, except as otherwise described in Exhibit 2.1.11(a). Each Intangible is valid and binding and is in good standing, and there are no defaults or events that with the giving of notice or the passage of time or both could become an event of default under the Intangibles.

                 (b) There are no contracts pursuant to which the Sellers has authorized any person to use or pursuant to which any person has the right to use any of the Intangibles owned by the Sellers and all contracts pursuant to which the Sellers are authorized by any person to use any of the Intangibles not owned by the Sellers. Failure to renew, cancellation or termination of any of the contracts by which the Sellers are authorized to use any of the Intangibles of another party would not adversely affect the Business of the Sellers.

                 (c) Except as set forth in the attached Exhibit 2.1.11(a): (i) no Intangible, product, permits, authorizations, approvals, license, patent, process, method, substance, part or other material presently being sold or employed or contemplated to be sold or employed by the Sellers infringes on any rights owned or held by any other person, (ii) there is no pending or threatened claim or litigation against the Sellers contesting the right of the Sellers to sell or use any such Intangible, product, license, patent, process, method, substance, part or other material, and (iii) no Intangible, product, license, patent, process, method, substance, part or other material presently being sold or proposed to be sold or employed by any person infringes on or may infringe on any rights of the Sellers, nor is there pending or proposed, any patent, formulation, invention, device, application, or principle or any statute, law, rule, regulation, standard, or code, that would adversely affect any Intangible, product, process, method, substance, part or other material presently being sold or proposed to be sold or employed by the Sellers. No default has occurred, or will be caused by the transaction contemplated by this Agreement, in any contract which authorizes the Sellers to use any of the Intangibles owned by another party.

                 2.1.12     Absence of Undisclosed Liabilities.

                 (a) The Sellers has no liabilities, commitments, obligations, loans or indebtedness of any nature whatsoever, whether as primary obligor or guarantor or otherwise, and whether known or unknown, whether accrued, absolute, contingent or otherwise, whether liquidated or unliquidated, and whether due or to become due, and has not pledged or granted a security interest in any of its assets, and there is no basis for the assertion against the Sellers of any debt, liability or obligation, other than (i) those reflected or reserved in the Interim Financial Statements, (ii) routine accounts payable incurred in the normal course of the Sellers' Business after September 30, 1996 and up to the Closing, and (iii) except as set forth on the attached Exhibit 2.1.12(a), all of which the Sellers will pay in the ordinary course of its business. No default or breach or alleged default or breach exists, and no facts or events exist that with the passage of time or the giving of notice or both could give rise to a default or breach, on the part of the Sellers under any of its liabilities, except as otherwise disclosed in the attached Exhibit 2.1.12(a).

                 (b) Except as set forth in Exhibit 2.1.12(b), the Sellers has no power of attorney outstanding or any obligations or liabilities as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect to the obligations of any person, corporation, partnership, joint venture, association, organization or other entity.

                 2.1.13     [RESERVED]

                 2.1.14 Certain Contracts. Exhibit 2.1.14 contains a complete list of all contracts, obligations, plans, arrangements and commitments to which the Sellers are a party or has any liabilities or obligations, whether or not the subject contract is currently in effect, and whether oral (other than an oral contract terminable at will by the Sellers without any liability) or written, express or implied, including, without limitation, the following:

                 (a) any employment or consulting agreement, agreement with independent contractors or pension, disability, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, restricted stock, group insurance, indemnification, severance pay, retirement or other employee benefit plan, policy, agreement, or arrangement;

                 (b) any collective bargaining or union contract or agreement;

                 (c) any indenture, mortgage, note, installment obligation, arrangement, agreement or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money;

                 (d) any agreement, contract or other commitment that would limit the freedom of the Sellers, Buyer or any third party to compete in any line of business or with any person or in any geographical area or otherwise to conduct its business as presently conducted and proposed to be conducted;

                 (e) any contract or commitment for the future sale or provision, lease or purchase by the Sellers of materials, products, services or supplies (including, without limitation, leases and capital leases of real or personal property), which is not in the ordinary course of business or which is in excess of $10,000 in the aggregate or which continues for a term of more than 30 days;

                 (f) any license or franchise agreement, including any agreement with respect to Intangibles or the Sellers rights, trade secrets or technology;

                 (g) any contract or commitment for the acquisition, construction, purchase or sale of fixed assets in excess of $10,000 per contract or commitment;

                 (h) any contract or commitment upon which the Business of the Sellers is substantially dependent;

                 (i) any contract or agreement, the performance of which will result in a loss or net expense to the Sellers in excess of $10,000;

                 (j) any order, decree, or judgment, whether entered by consent, stipulation, or otherwise, before, or in connection with, any court, administrative agency, or governmental authority (federal, state or local) to which the Sellers is a party or by which the Sellers or any of the Purchased Assets is bound;

                 (k) any contract, commitment, arrangement or relationship which is violative of any federal, state or local statute, law, rule, regulation or ordinance, including, without limitation, any such matter that would restrain trade or restrict competition; and

                 (l) any partnership, joint venture or similar agreement.

                 (m) any other material contract, commitment or agreement whether or not made in the ordinary course of business.

The Sellers has provided Buyer with a complete and accurate copy of each contract, including all amendments and modifications to such contracts, required to be listed in Exhibit 2.1.14 (the "CONTRACTS"). The Contracts are in full force and effect and are valid and binding obligations of the contracting parties and there are no past or present breaches or defaults or events that with the giving of notice of the lapse of time or both could become a default by the Sellers or by any other contracting party under any of the Contracts. All of the Assumed Agreements are assignable to Buyer without payment of any amount or change in any term and without the consent of any party, unless such consent has been obtained.

                 2.1.15     Tax Liabilities.

                 (a) The Sellers has properly completed and filed in correct form all federal, state and local tax and tax information returns of every nature required to be filed by it. No extension of time in which to file any such return is in effect. The Sellers has delivered to Buyer copies of all tax returns filed by the Sellers. All such tax or tax information returns are true and correct in all material respects. The Sellers has duly paid or will pay on or before the Closing Date (regardless of whether the filing of a return is required) all taxes of every nature (including, without limitation, estimated taxes, deficiency assessments, penalties, interest and additions to taxes, income taxes (if any), property taxes, sales taxes, excise taxes, gross receipts taxes, franchise taxes, and employment taxes), to the extent such amounts have become due and payable (or claimed to be due and payable by any federal, state, county, local, foreign or other taxing authority) and has properly accrued its tax liabilities in the Financial Statements and the Interim Financial Statements.

                 (b) Except as disclosed in Exhibit 2.1.15, the Sellers' tax returns have not been audited. All federal, state and local income tax deficiencies proposed as a result of any audits or examinations of the Sellers have been paid, reserved against or settled. There are no liens upon any of the properties or assets of the Sellers or on any of the Purchased Assets for taxes due and payable, or interest or penalties thereon, and there are no pending or threatened tax examinations. No state of facts exists or has existed that would constitute grounds for the assessment of any further federal, state or local tax liability on the Sellers for any year. No waiver of any statute of limitations relating to the payment of taxes is in effect or is currently being requested.

                 (c) All taxes which the Sellers are required by applicable law, rules or regulations to withhold or collect have been duly withheld or collected and, to the extent required, have been or are being paid over to the proper governmental authorities on a timely basis.

                 2.1.16     Litigation.

                 (a) Except as set forth on Exhibit 2.1.16, there is no litigation or any legal, judicial, administrative, arbitration or other claim, demand, action, suit, proceeding or investigation, including, without limitation, antitrust, personal injury, patent infringement or property damage actions, pending or threatened against, brought on behalf of, or relating to the Sellers, its properties, liabilities or business, any of the Purchased Assets or the transactions contemplated by this Agreement or any injunctions, decrees, judgments, orders or writs currently in effect and involving or affecting the Sellers or any of the Purchased Assets.

                 (b) The Sellers and the Members do not know or have reasonable grounds to know of any dispute with any person under any contract which adversely affects, or may adversely affect, the assets, properties or Business of the Sellers or any of the Purchased Assets.

                 (c) Except for those noted on the attached Exhibit 2.1.16, there have been no official citations or notices of violations received or threatened from any court, administrative agency or governmental authority which relate to any aspect of the business conducted by the Sellers, including, but not limited to, any such notices or citations from the Federal Food and Drug Administration, Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the Department of Justice, the Federal Trade Commission, or from any environmental protection agency or similar authority or agency (federal, state or local).

                 (d) There are no legal, administrative, arbitration or other actions or proceedings or governmental investigations, by or on behalf of any individual or any federal, state or local agency or authority pending or threatened against the Sellers relating to any federal, state, or local antitrust or trade regulation laws, rules or regulations, including, without limitation, those relating to restraints of trade or competition, unfair trade practices, contracts, arrangements, relationships or conspiracies in restraints of trade, price fixing, price discrimination, boycotts, or tying arrangements.

                 2.1.17     Pension and Benefit Plans and Compliance with
         ERISA.

                 (a) The Sellers has not ever established or maintained, or made contributions to, or incurred liability in connection with, any "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA), including any "multi-employer pension plan" (as defined in Section 3(37) of ERISA), other than as set forth in Exhibit 2.1.17 (the "PLANS").

                 (b) Each Plan and any related trust agreements have been administered and enforced, and the form and operation of each Plan are, in accordance with their terms and all applicable laws, rules and regulations, including, without limitation, all applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "CODE"), and Internal Revenue Service, Department of Labor and Pension Benefit Guaranty Corporation regulations, rules, interpretations, guidelines and requirements (collectively, the "BENEFIT RULES").

                 (c) With respect to each Plan, (i) if intended or designed to qualify under Section 401(a) or 403(a) of the Code, such Plan has so qualified for its entire existence and its trust has always been exempt from taxation under Section 501(a) of the Code,
         (ii) no breaches of fiduciary duty have occurred, (iii) no disputes are pending or threatened, nor are there grounds for any dispute, (iv) no non-exempt prohibited transaction has occurred, (v) no reportable event has occurred, (vi) all contributions, benefits, premiums due, and all other payment obligations have been fully accrued in the Financial Statements and the Interim Financial Statements to the extent required by generally accepted accounting principles, and have been made or satisfied on a timely basis, (vi) all contributions made or required to be made under the Plan meet the requirements for deductibility under the Code, (vii) the Plan is not subject to either
         Section 412 of the Code or Section 302 of ERISA, (viii) all necessary governmental approvals have been obtained, (ix) a favorable determination as to the qualification under the Code of the Plan and each amendment to the Plan and as to the tax exemption of its related trust has been made by the Internal Revenue Service, (x) the Plan, the related trust agreement or annuity contracts (or any other funding instruments) are legal, valid and binding and in full force and effect, (xi) all reporting, filing and disclosure requirements with respect to the Plan have been satisfied, and (xii) the Plan has never been examined or audited by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

                 (d) There are no unpaid liabilities whatsoever with respect to any of the Plans. This representation includes, but is not limited to, any liabilities arising from the termination, partial termination, continuation of the Plans or otherwise, such as required contributions to the Plans, required payments to the trusts or trustees, required payments to the Pension Benefit Guaranty Corporation, required payments to Plan participants, costs, expenses, penalties, taxes or liabilities incurred for or by reason of breach of fiduciary standards applicable to the Plans or otherwise. The Sellers has not engaged in a transaction in connection with which it directly or indirectly could be subject to either a civil penalty assessed pursuant to Section 501(i) of ERISA or a tax imposed by Section 4975 of the Code.

                 (e) The Sellers does not have any current or potential liability or obligation with respect to any multi-employer plan or a multiple employer plan, regardless of whether direct or indirect, actual or contingent.

                 (f) With respect to each Plan that is a "welfare plan" (as described in Section 3(1) of ERISA), (i) the Plan does not provide medical or death benefits with respect to current or former employees of the Sellers beyond the termination of their employment (other than coverage mandated by law), (ii) there are no reserves, assets, surplus or prepaid premiums under the Plan, and (iii) the Plan has been administered in compliance with Sections 601-608 of ERISA and Sections 162 or 4980B(f) of the Code, where applicable. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any of the Sellers' employee welfare benefit plans.

                 2.1.18 Environmental and Occupational Matters. Except for the matters disclosed on Exhibit 2.1.18:

                 (a) All federal, state and local permits, licenses and authorizations required for, or used in, the construction, use and operation of the Real Property, the Purchased Assets or any of the Sellers' other property, both real and personal, including, but not limited to, furniture, fixtures, equipment and plants (all of which real and personal property is referred to in this Agreement as "RAP PROPERTY") have been obtained and are, except only for construction permits and licenses obtained for construction completed in accordance with all applicable requirements, presently valid and in full force and effect, and the Sellers has not been and is not in default or violation of any terms or conditions or such permits, licenses or authorizations. A list of all such permits, licenses and authorizations is attached to this Agreement as
         Exhibit 2.1.18(a). The Members and the Sellers shall cooperate fully with Buyer in order to transfer such permits, licenses or authorizations, or to obtain new ones, for the construction, use and operation of the RAP Property and shall cooperate fully with Buyer in preparing and executing any and all documents necessary to obtain any of such permits, licenses or authorizations. Buyer shall have all such permits, licenses and authorization as of the Closing Date. No other permits, licenses or authorizations are necessary or required for the construction, use or operation of the RAP Property or any other aspect of the conduct of the Sellers' Business.

                 (b) Except as set forth on the attached Exhibit 2.1.18(b), (i) none of the RAP Property nor any property of the Sellers' or the Members' predecessors has been used to handle, treat, store or dispose of any chemical, hazardous, solid or toxic waste or substance, pollutant or contaminant ("HAZARDOUS SUBSTANCE"), and (ii) none of the RAP Property or any real property of the Sellers' or the Members' predecessors or any adjacent or adjoining real property, including, but not limited to, all air, atmosphere, soils, groundwaters and surface waters located on, in, over or under any RAP Property, adjacent or adjoining real property or real property of the Sellers' or Members' predecessors (collectively, the "PROPERTY"), is contaminated (nor has any of it ever been contaminated) with any Hazardous Substance or other substances or pollutants which contamination may give rise to any obligation under any federal, state, foreign or local law, statute, ordinance, code, rule, regulation, permit, consent, approval, license, authorization, judgment, order, writ, decree, injunction, policy, guidance (regardless of whether draft, proposed or final), publication, practice, pronouncement, promulgation, statement or ordinance, including, but not limited to, the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section Section 9601 et seq and the common law (collectively, the "LAWS"), including, without limitation, obligations to investigate, remove substances or remediate. Further, no RAP Property or air or atmosphere of any sort or description, wherever situated, has, by reason of the handling, storage, transportation, treatment, disposal or emission of any Hazardous Substance or other substance or pollutant by the Sellers, the Members or their employees, agents or contractors been contaminated or adversely affected with or by such Hazardous Substances or other substances or pollutants which contamination or adverse effect has or may give rise to any liability or expense under or by reason of any of the Laws or any claim. There is no release or threatened release of any Hazardous Substance from or affecting the Sellers or any of the Property or that could result in any liability to the Sellers under any of the Laws. There has been no environmental damage or any past or present threat of any damage to the Sellers' or the Members' air, water or property, including, without limitation, the RAP Property.

                 (c) All tanks that, when considered with all associated piping, are located either wholly or partially below the surface of the ground and without regard to whether they are in contact with soil, within a building or containment structure or otherwise (all such tanks are referred to in this Agreement as "UNDERGROUND TANKS") located in, on, over or under the Real Property are identified on Exhibit
         2.1.18(c). Except as set forth on the attached Exhibit 2.1.18(c), all Underground Tanks are in a state of good condition and repair and have not leaked nor are they presently leaking any of the contents which they have held or presently hold. All Underground Tanks have been identified, registered, located, constructed, operated and maintained as required by any applicable Law.

                 (d) Except as set forth on the attached Exhibit 2.1.18(d), there are no outstanding violations of, or any administrative or consent decrees pending or entered against the Sellers or the Members regarding, environmental, occupational (meaning worker- or work-place-related), safety or land use matters or Laws, including, but not limited to, reporting requirements and matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes, noise. All operations conducted on, in, over or under the Real Property, whether by the Sellers, the Members, their predecessors or others, have been and are in compliance with all Laws relating to environmental compliance and control, including, but not limited to, occupational and safety related matters.

                 (e) There are no claimed, alleged, suspected or threatened violations affecting the Sellers, the Members, their predecessors or the Property with respect to any federal, state or local environmental, occupational or safety Laws, and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental, occupational or safety Laws. There are no facts which could support any claims, allegations or threats or any claims of environmental, occupational or safety harm or damage caused by or attributable to, in whole or in part, the ownership or occupancy of the RAP Property or the Sellers' or the Members' activities or business. Further, and without limiting the foregoing, no adjacent or adjoining property owner or user has been claimed against as a result of, alleged to have been in violation of, or threatened with a violation of, any federal, state or local environmental Law and is not involved in any discussions with any federal, state or local governmental agency regarding any of the same. There are no pending or threatened claims, lawsuits or administrative proceedings against the Sellers, the Members or their predecessors regarding environmental, occupational or safety compliance, control or liability, and no facts exist which could give rise to any such claim, lawsuit or administrative proceeding.

                 2.1.19 Labor Matters. Except as disclosed in Exhibit 2.1.19, there are no unfair labor practice, equal employment opportunity or wage and hour complaints against the Sellers pending before the National Labor Relations Board or any other governmental or regulatory board or agency performing similar functions. There is no proceeding with respect to the Sellers actually pending or threatened before the National Labor Relations Board or any other governmental or regulatory board or agency performing similar functions. There is no labor strike, lock-out, sit-down, walkout, dispute, slow-down, disturbance or stoppage actually pending or threatened against or involving the Sellers. There is no pending representation question or organizational activities concerning the employees of the Sellers. The Sellers are in compliance with all laws regulating wages, hours or working conditions of employees. All obligations of the

Sellers to its past and current employees and agents that have become payable have been paid, including, without limitation, unemployment compensation payments, profit sharing and retirement benefits, social security and similar benefits, vacation and holiday pay, bonuses and other forms of compensation.

                 2.1.20 Compliance with Laws. The Sellers are in compliance with, and has complied with, all Laws applicable to it or its business.

                 2.1.21 Licenses and Permits. The attached Exhibit 2.1.21 is a complete and accurate list of all licenses, permits, registrations, orders, approvals and other authorizations (and all applications therefor) of federal, state, county or local governmental, regulatory or administrative agencies, bodies or authorities (the "PERMITS") held by, necessary to, required by, or used by, the Sellers in the conduct of its business, including, without limitation, all environmental, licenses, permits, registrations and other
authorizations.   Except as disclosed on Exhibit 2.1.21, all Permits are held by the Sellers and are in full force and effect; no violations have occurred with respect to any of such Permits, and no revocation, termination, limitation, withdrawal or inability to renew any of such Permits is pending or threatened. The Permits are transferable to Buyer without the payment of any amount by Buyer or the variation of any terms of such Permits, and the Sellers has obtained all necessary consents in connection with all such Permits relating to the sale of the Purchased Assets, including, without limitation, the transfer of the Permits to Buyer at the Closing. All of such Permits shall be in full force and effect on and after the Closing.

                 2.1.22 Information Supplied to Buyer. The Sellers has provided to Buyer complete and accurate lists and summary descriptions of the following items relating to the Sellers: (i) the names of all the present shareholders, directors, officers and employees of the Sellers, the date each of them was hired by the Sellers, each director's, officer's and employee's current annualized salary and most recent bonus (including the date such bonus was paid), and the date and amount his or her compensation was last increased,
(ii) any retirement contracts or deferred compensation arrangements for employees of the Sellers, salaried or non-salaried, including formal and informal arrangements or plans, and the funding arrangements with respect to such contracts or arrangements, (iii) the Sellers' business practices and policies with respect to purchases, sales and returns, (iv) any employee manuals or other material setting forth the Sellers' policies as to employment of its personnel, and (v) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan which is an employee pension benefit plan and the Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan for the two most recent plan years of each Plan. All of the information provided by the Sellers or its officers, employees or agents to Buyer pursuant to this Section, the due diligence document request to the Sellers or otherwise are true, complete and accurate responses to such requests for information.

                 2.1.23     Suppliers and Customers.

                 (a) The Sellers have provided to Buyer a complete and accurate list and description of (i) all suppliers of products or services to the Sellers (other than legal or accounting services) aggregating more than $10,000 during the last calendar year, (ii) the address of each such supplier, (iii) the amount sold to the Sellers during such period, and the names of any sole source suppliers of goods or services to the Sellers, with respect to which practical alternative sources of supply are not available on comparable terms and conditions. To the best of Sellers' and the Members' knowledge, the consummation of the transactions contemplated by this Agreement will not result in the loss to the Sellers of any of its suppliers or customers and there are no pending or threatened developments with respect to any of the Sellers' its suppliers or customers which would have a material adverse effect on the Business, including, without limitation, any supplier or customer which has, or which has threatened to, cancel, terminate or change in a manner adverse to the Sellers its relationship with the Sellers.

                 (b) The Sellers have provided to Buyer a complete and accurate list of each customer of the Sellers, the address of each such customer, the amount purchased by each such customer from the Sellers, the terms of sale to all customers, the return rights granted to such customers (including, without limitation, any limits on the quantity of such returns), and the amount of returns (including quality rejections) from such customer during each of the two periods for which sales information is required to be given.

                 2.1.24 Business of the Sellers. To the best of the Sellers' and the Members' knowledge, there are no conditions existing with respect to the Sellers' markets, products, facilities or personnel which might materially adversely affect its Business or prospects, other than such conditions as may affect the entire industry in which the Sellers participates.

                 2.1.25 Insider and Inter-Sellers Transactions. A complete and accurate list and brief description of all contracts or other transactions involving the Sellers with respect to which the Members, any officer, director, employee or shareholder of the Sellers or any person related to any of the foregoing by blood or marriage is a party, or is in any other way involved, or has any obligations or liabilities with, is set forth in the attached Exhibit 2.1.25.

                 2.1.26 Members Conflicts. Neither the Sellers nor the Members has any direct or indirect interest in any person or entity which directly or indirectly competes with the Sellers, except as set forth on
Exhibit 2.1.26.

                 2.1.27 Disclosure. No representation or warranty by the Sellers or the Members in this Agreement and no statement contained in any agreement, document (including, without limitation, the Financial Statements, the Interim Financial Statements and Exhibits to this Agreement), exhibit, certificate or other writing furnished by or on behalf of any of them pursuant to the provisions of this Agreement or otherwise contains any untrue statement of a material fact, misrepresents any material fact or omits any material fact necessary to make the statements made or contained herein or therein not misleading, which misrepresentation or omission has an adverse effect on the Sellers, the Members, the Business, the assets, liabilities, operations, financial condition, operating results or prospects of the Business, the Purchased Assets or the condition (financial or otherwise) of the Sellers or the Members. The Sellers and the Members have disclosed to Buyer all material facts relating to the Sellers and the assets, liabilities, business, operations, financial condition, operating results, and prospects of the Sellers or relating to the Purchased Assets. An explicit, express disclosure contained in any Exhibit to this Agreement shall be deemed a disclosure with respect to any other Exhibit required by this Agreement as to which such disclosure is required.

         2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers and the Members the following as of the date of this Agreement and as of the Closing Date:

                 2.2.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

                 2.2.2 Authority Relative to This Agreement. Buyer has all requisite power and authority to execute, deliver and comply with its obligations under the terms of this Agreement. Execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary action on the part of Buyer, including authorization on behalf of Buyer by its Board of Directors and, if necessary, its shareholders. No other action on the part of the Buyer or any other individual, person or entity is necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except as may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                 2.2.3 No Violation. Neither the execution nor the delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated by this Agreement: (a) will require any authorization, consent or approval of any governmental or regulatory authority or of any other person or entity, (b) will violate or breach any provision of the Articles of Incorporation or bylaws of Buyer, (c) will accelerate any obligation under, violate or breach any provision of, constitute a default under, result in the creation of any lien or security interest under, result in the termination of, require the consent, authorization, approval or order of, or registration or filing with, any governmental agency or body or any third party under, any of the terms or conditions of (I) any approval, authorization or order or, or registration or filing with, any governmental agency or body or any third party, or (II) any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, registration or other authorization, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which it or any of its properties or assets may be bound, which would have a material adverse financial effect on Buyer, or (d) will violate any order, writ, injunction, decree, judgment, arbitration award, or any statute, rule, regulation or ruling of any court or governmental authority,

United States or foreign, applicable to Buyer or to any of its properties or assets, all to the extent such requirement, violation, breach or default would have a material adverse affect on Buyer's ability to perform its obligations under this Agreement.

                 2.2.4      [RESERVED]

                 2.2.5 Disclosure. No representation or warranty by Buyer in this Agreement and no statement contained in any agreement, document, certificate or other writing furnished by or on behalf of it pursuant to the provisions of this Agreement or otherwise contains any untrue statement of a material fact, misrepresents any material fact or omits any material fact necessary to make the statements made or contained herein or therein not misleading, which misrepresentation or omission has an adverse effect on the Buyer or its financial condition. An explicit, express disclosure contained in any Exhibit to this Agreement shall be deemed a disclosure with respect to any other Exhibit required by this Agreement as to which such disclosure is required.

3        COVENANTS.

         3.1     Covenants of the Sellers and the Members.

                 3.1.1 Access for Audit. Between the date of this Agreement and the Closing Date, the Sellers and the Members shall cause the Sellers and its officers, directors, employees and agents to give Buyer and its officers, directors, employees, counsel, accountants, agents, designees and other authorized representatives full access during normal business hours to all of the facilities, assets, properties, books of account, leases, agreements, commitments, records and personnel of the Sellers and to the Purchased Assets and to furnish Buyer or its representatives with all such information concerning the Purchased Assets, the Business, the Sellers and the Members as Buyer may request, and to cooperate with Buyer, so that Buyer may have a full opportunity to make a full business, financial, accounting, environmental and legal audit of the Purchased Assets and the business and affairs of the Sellers and to assure compliance by the Sellers and the Members with all of their covenants, representations and warranties under this Agreement. Buyer will pay the costs of its audit, including the costs of any environmental audit and studies of the Sellers and the Purchased Assets. This audit may include, among other things:

                 (a) review and copying of books, records, contracts, financial statements, tax returns and other material documents of the Sellers;

                 (b) physical inspection of each of the assets and facilities of the Sellers, including, without limitation, the Purchased Assets;

                 (c) an audit of all contracts of the Sellers, including, without limitation, the Contracts and the Assumed Agreements;

                 (d) discussions with governmental agencies, customers, vendors, employees and creditors of the Sellers, subject to the Sellers' consent, which shall not be unreasonably delayed, conditioned or withheld; and

                 (e) environmental testing and assessments of the Sellers' RAP Property, (the "ENVIRONMENTAL AUDIT").

                 3.1.2 Operation of Business. Between the date of this Agreement and the Closing Date, except as otherwise expressly consented to in writing by Buyer, which consent shall not be unreasonably delayed, conditioned or withheld, or as otherwise expressly required by this Agreement:

                 (a) The business and operations of the Sellers and the operation of the Purchased Assets shall be conducted only in the ordinary course and without any changes in its the customary shipping, purchasing, billing, payment, return, exchange or other business practices, policies and procedures.

                 (b) No increase shall be made in and salary, wage, bonus, discretionary benefit or other compensation paid, payable or to become payable by the Sellers to its officers, directors, employees or agents, including, without limitation, any increase in any bonus, insurance, pension, or other employee benefit plan, payments or arrangements (including loans), except such increases that are agreed to by Buyer or are required by state and federal minimum wage laws.
         No new officers, directors or employees shall be hired by the Sellers.

                 (c) No agreement, lease, plan, other instrument or commitment, including, without limitation, any employment contract and any long-term commitment to purchase or lease, shall be entered into, amended or terminated, by or on behalf of the Sellers except in the ordinary course of business, and the Sellers shall not make any capital expenditures except in the ordinary course of business.

                 (d) Except as provided in Section 1.2.3, no indebtedness for borrowed money or other debt (other than normal trade payables in the ordinary course of business) or liability shall be assumed, incurred or contracted to be assumed or incurred, and no security interest, mortgage, lien, encumbrance or pledge shall be granted, by the Sellers or with respect to any of the Purchased Assets, and no loans shall be granted, other than normal trade credit in the ordinary course of business. The Sellers shall not incur or undertake to incur any obligations or any fixed or contingent liabilities or take any action or conduct except in the ordinary course of business.

                 (e) None of the Sellers, the Members or their officers, directors, shareholders, employees, agents or representatives shall, directly or indirectly, consummate or agree to consummate, solicit offers in connection with, encourage, pursue, enter into negotiations concerning, enter into any agreement or understanding or discussions with any other individual, person or entity concerning, or furnish or cause to be furnished any information to any person in connection with, any merger, consolidation, share exchange, joint venture or other business combination or transaction involving the Sellers, the sale or other disposition of any shares of the Sellers' stock or all or any portion of the Sellers' assets or any of the Purchased Assets, except as provided in this Agreement.

                 (f) No sale, transfer, assignment, lease, dividend, distribution or other disposition of anything that would otherwise be included in the Purchased Assets shall be made or entered into by or on behalf of the Sellers, other than sales of products in the ordinary course of business.

                 (g) The Sellers shall not institute any change with respect to its management or supervisory personnel, and the Sellers and the Members shall use their best efforts to preserve intact the business organization of the Sellers and unless otherwise directed by Buyer, to retain the services of the officers and key employees of the Sellers. The Sellers and the Members shall use their best efforts to maintain the goodwill of the suppliers, customers and employees of, and of all others having business relationships with, the Sellers.

                 (h) The Sellers shall not change any of its methods of grading, classifying or pricing inventory for sale to customers.

                 (i) The Sellers shall not enter into any agreement or understanding to do any of the foregoing.

                 3.1.3      [RESERVED]

                 3.1.4 Preserve Business. The Sellers and the Members shall use their best efforts to preserve the business organization of the Sellers intact, to keep available the services of the Sellers' present officers and employees and to preserve the Sellers' goodwill, licenses, rights and authorities before and after the Closing. At no time before or after the Closing, shall Sellers or Members do anything to adversely impact the business of Sellers or Buyer or Sellers' or Buyer's relationships with vendors and customers, including, without limitation, its relationship with VIVRA Renal Care.

                 3.1.5 Accuracy of Representations. The Sellers and the Members shall do all things necessary to assure that all of their representations and warranties contained in this Agreement are true, in all material respects, at and as of the Closing.

                 3.1.6 Insurance. The Sellers shall maintain in force its existing insurance policies except to the extent they may be replaced with equivalent policies at lower rates approved in writing by Buyer, which approval shall not be unreasonably withheld. If, in the opinion of Buyer, additional coverage is required to keep adequately insured any properties of the Sellers or any of the Purchased Assets, the Sellers shall, at the written request and expense of Buyer, obtain such additional insurance to the extent available from financially sound and reputable insurers for a period ending no sooner than the close of business on the Closing Date.

                 3.1.7 Approval of Sale of Purchased Assets. The Sellers and the Members shall cause all of the members of the Sellers to approve this Agreement and related agreements and the sale of the Purchased Assets contemplated by this Agreement and shall provide evidence of such approvals to Buyer at the Closing.

                 3.1.8 Updated Exhibits. Between the date of this Agreement and the Closing Date, the Sellers and the Members shall update the Exhibits to this Agreement to the extent necessary to make their representations and warranties contained in this Agreement true and accurate in all material respects as of the Closing Date and shall provide such updated Exhibits to Buyer on or prior to the Closing Date.

                 3.1.9 Consents. On or prior to the Closing Date, the Sellers and the Members shall obtain all of the authorizations, consents and approvals required to be set forth in Exhibit 2.1.4, including, without limitation, (i) all requisite consents, waivers, and approvals from third parties to all contracts or agreements to which the Sellers are a party or by which the Sellers are bound or which relate to the Purchased Assets, (ii) any consents required under the Assumed Agreements, and (iii) any consents required from the Sellers' lenders. The Members and the Sellers shall deliver evidence of such consents to Buyer on or before the Closing Date.

                 3.1.10 Delivery of Books and Records. The Sellers and the Members shall deliver all of the Sellers' books and records to Buyer at the Closing. Buyer shall allow the Sellers and the Members access to such books and records, relating to transactions on or prior to the Closing Date, during Buyer's normal business hours upon reasonable advance notice from the Members to Buyer.

                 3.1.11     [RESERVED]

                 3.1.12 Confidentiality and Non-Compete Agreements. The Sellers and the Members each shall execute, a Confidentiality and Non-Compete Agreement with Buyer for a term of five years precluding competition with Buyer in the Business in North America, in substantially the form attached as Exhibit
3.1.12 (collectively, the "CONFIDENTIALITY AND NON-COMPETE AGREEMENTS"), and deliver it to Buyer at the Closing.

                 3.1.13 Bank Debt; Capital Lease. Before the Closing, Sellers shall notify Buyer of the precise amount of principal, interest and other charges which are required to be paid to fully discharge all indebtedness of the Sellers to any financial institution, and Sellers shall cause such financial institutions to release any Liens they may have on any of the Purchased Assets at the Closing upon receipt of payment of such principal, interest and other charges.

                 3.1.14 Title Policies and Surveys. On or before the Closing Date, the Sellers and the Members shall obtain a standard ALTA lessee's title insurance policy in Buyer's name for each parcel of the Real Property in the aggregate amount satisfactory to Buyer, subject only to such exceptions as are acceptable to Buyer (the "TITLE POLICY"). The Sellers and the Members shall sign such affidavits as are necessary to obtain the deletion of standard exceptions from the Title Policy. The Sellers and the Members shall also obtain a current A2 survey of the Real Property, which survey shall be in form and substance sufficient to permit the title insurer to delete any survey exception from the Title Policy. The Sellers and the Members shall also provide Buyer with the existing title policies, surveys and abstracts in respect of the parcels of Real Property. Buyer and the Sellers shall each pay one half of the total cost of the Title Policy and the related survey.

                 3.1.15     Environmental Remediation.

                 (a) Remediation Obligation. If the Environmental Audit discloses any conditions, facts or events (i) that appear to violate any Laws, (ii) that would violate the Sellers' and the Members' representations and warranties in Section 2.1.18 if not cured, or
         (iii) that, in Buyer's reasonable judgment requires or could require remediation under any Laws or could result in liability to Buyer under any Laws, then the Sellers and the Members shall promptly either (as chosen by Buyer in its sole discretion after notice to the Sellers of its choice and a reasonable opportunity for the Sellers to consult with Buyer, and to participate fully in negotiations with governmental agencies, concerning such choice and the required scope and method of such remediation) (i) cure such violation, perform such remediation and prevent such liability, or (ii) reimburse Buyer for all of its costs and expenses, including, without limitation, its reasonable costs and expenses of investigation, consultants, attorneys' and remediation, of curing such violation, performing such remediation and preventing and/or paying such liability.

                 (b) Arbitration of Disagreements. Notwithstanding anything in this Section 3.1.15 to the contrary if the aggregate cost of such cure, performance, prevention or reimbursement exceeds $10,000 and if Buyer and the Sellers disagree about the scope or method (or both) of such cure, performance, prevention, investigation or remediation, Buyer may proceed as described in Section 3.1.15(a), but such disagreement (to the extent such disagreement affects Buyer's obligations under Section 3.1.15(a)) shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) in Detroit, Michigan as described in Section 6.4(b) and (c) (except that all references to Section 6.4 shall be deemed references to this Section 3.1.15).

                 3.1.16     [RESERVED]

                 3.1.17     [RESERVED]

                 3.1.18 Confidentiality. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, the Sellers and the Members will hold in confidence all confidential and proprietary information and trade secrets of Buyer disclosed to the Sellers or the Members in connection with this Agreement, subject to any legal requirement that the Sellers or the Members disclose such information.

                 3.1.19 Further Assurances. The Sellers and the Members will promptly prepare, execute and deliver to Buyer such lists, instruments and documents and cooperate with Buyer in such other respects as Buyer may from time to time, before or after the Closing reasonably request.

         3.2     Covenants of Buyer.

                 3.2.1 Accuracy of Representations. Buyer shall do all things necessary to assure that all of its representations and warranties contained in this Agreement are true, in all material respects, at and as of the Closing.

                 3.2.2 Approval of Sale of Purchased Assets. Buyer shall cause its Board of Directors to approve this Agreement and related agreements and the purchase of the Purchased Assets contemplated by this Agreement and shall provide evidence of such approval to the Sellers at the Closing.

                 3.2.3      [RESERVED]

                 3.2.4      [RESERVED]

                 3.2.5 Confidentiality. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, Buyer will hold in confidence all confidential and proprietary information and trade secrets of the Sellers and the Members disclosed to Buyer in connection with its investigation of the Sellers and the Purchased Assets, subject to any legal requirement that Buyer disclose such information.

                 3.2.6      [RESERVED]

                 3.2.7      [RESERVED]

4        CONDITIONS TO CLOSING.

         4.1 Conditions to Buyer's Obligations. Without limiting any other rights or remedies which Buyer may have at law or in equity, the obligations of Buyer under this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing; provided, that Buyer may waive the satisfaction of any such condition pursuant to a writing signed by Buyer:

                 4.1.1 Buyer's Obtaining Financing. Buyer shall have successfully raised sufficient monies to fund the Cash Amount through a private placement of its debt securities on a best efforts basis.

                 4.1.2 Buyer's Due Diligence Investigation. Buyer shall have been permitted by the Sellers and the Members to conduct and complete a full due diligence investigation of the Business and assets of the Seller, with the full cooperation of the Sellers and the Members and Buyer shall be satisfied with the results in the exercise of its discretion.

                 4.1.3 Accuracy of the Sellers' and the Members' Representations and Warranties. All representations and warranties made by the Sellers or the Members in this Agreement or in any agreement, document or statement which shall be delivered to Buyer pursuant to this Agreement, including, without limitation, the representations and warranties in Section 2.1, shall be true and correct, in all material respects, at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, and Buyer shall not have discovered any material error, misstatement or omission in the representations and warranties of the Sellers or the Members contained in this Agreement.

                 4.1.4 Compliance with Covenants. All actions, undertakings, covenants or agreements required to be performed by the Sellers or the Members before the Closing, including, without limitation, the covenants of the Sellers and the Members in Section 3.1 and Section 3.1.15, shall have been so performed or complied with, in all material respects, on or prior to the Closing Date, and the Sellers and the Members shall have delivered evidence of such compliance to Buyer on the Closing Date.

                 4.1.5 Certificate of Sellers Officers and the Members. The Sellers and the Members shall have delivered to Buyer a Certificate, dated as of the Closing Date, signed by the Members and the chief executive and principal financial officers of the Sellers certifying as to the fulfillment of the conditions specified in Sections 4.1.1 and 4.1.2. The individuals signing such Certificate shall have no personal liability with respect to such Certificate in the absence of their personal fraud.

                 4.1.6 Consents. The Sellers or the Members shall have obtained the approvals and consents to the transactions contemplated by this Agreement required to be set forth on Exhibit 2.1.4.

                 4.1.7 No Material Litigation. No action or proceeding shall have been instituted, threatened or concluded against the Sellers or the Members which materially adversely affects or may adversely affect the Business, business prospects or financial condition of the Sellers or any of the Purchased Assets, and no action or proceeding shall have been instituted, threatened or concluded by any governmental instrumentality, agency, or other person before any court or governmental agency to restrain, prevent or condition this Agreement or the consummation of the transactions contemplated by this Agreement, which, in the reasonable opinion of Buyer, makes it inadvisable to consummate such transactions.

                 4.1.8 No Material Casualty. There shall have been no material loss, damage or casualty to the Purchased Assets between the date of this Agreement and the Closing Date.

                 4.1.9 Delivery of Other Documents. The Sellers and the Members shall have delivered the documents required to be delivered by the Sellers and/or the Members pursuant to this Agreement.

                 4.1.10 No Material Change in Exhibits. There shall have been no material adverse change in the information required to be contained in the Exhibits to this Agreement from the information contained in such Exhibits at the date of this Agreement.

                 4.1.11     [RESERVED]

                 4.1.12 Operation of Business. During the period of time from the date of this Agreement to the Closing Date, the business of the Sellers shall have been operated in compliance with Section 3.1.2, and there shall have been no material adverse change in the business, prospects, operations, earnings, assets or financial condition of the Sellers since September 30, 1996.

                 4.1.13 Title. The Sellers shall have good and marketable title to the Purchased Assets free and clear of all mortgages, liens, restrictions, tenants or tenancies, easements, Liens, encumbrances or other charges or matters of title, other than the Exceptions and liens for taxes and assessments not yet due. Buyer shall have obtained the Title Policy, and the Title Policy shall be subject only to such exceptions as are acceptable to Buyer.

                 4.1.14 Transfer Documents. The Sellers and the Members shall have executed and delivered to Buyer a warranty deed for the Real Property, certificates of title for the Vehicles, duly endorsed for transfer to Buyer, and such bills of sale, assignments, patent assignments, certificates of title and any and all other instruments of conveyance and transfer as are reasonably required by Buyer and Buyer's counsel in order to effectively convey and transfer to Buyer the Purchased Assets, free and clear of all security interests, Liens, encumbrances, restrictions and other burdens, subject to the Exceptions, effective as of the Closing Date.

                 4.1.15 Agreements. The following agreements shall have been executed and delivered. The Sellers and the Members shall each have entered into a Confidentiality and Non-Compete Agreement with Buyer in the form of Exhibit 3.1.12.

                 4.1.16 Assignments of Agreements. Buyer shall have either received an assignment of the Assumed Agreements without breaching or terminating the related lease or agreement, or, with respect to the leases, executed leases between Buyer and the owners of such properties, which leases are reasonably satisfactory to Buyer.

                 4.1.17 Satisfactory Completion of Audit. Buyer shall have completed the audit described in Section 3.1.1, to the extent it so desires, and shall have been satisfied, in its sole discretion, with the results of such audit.

                 4.1.18     [RESERVED]

                 4.1.19 Other Requirements. The purchase of the Purchased Assets shall comply with any other applicable regulatory requirements.

                 4.1.20 Incomplete Exhibits. All of the parties to this Agreement recognize that the Exhibits referenced in this Agreement have not been completed, but will be completed prior to the Closing. Buyer must be fully satisfied in the exercise of its judgment with the contents of Exhibits when they are completed as a condition to its obligation to Close under this Agreement.

         4.2 Conditions to the Sellers' and the Members' Obligations. Without limiting any other rights or remedies which the Sellers or the Members may have at law or in equity, the obligations of the Sellers and the Members under this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing; provided that the Sellers and the Members may waive the satisfaction of any such condition pursuant to a writing signed by the Sellers and the Members:

                 4.2.1 Accuracy of Buyer's Representations and Warranties. All representations and warranties made by Buyer in this Agreement, including, without limitation, the representations and warranties in Section 2.2, shall be true and correct, in all material respects, at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

                 4.2.2 Compliance with Covenants. All actions, undertakings, covenants, or agreements required to be performed by Buyer before the Closing, including, without limitation, the covenants of Buyer in Section 3.2, shall have been performed or complied with, in all material respects, on or prior to the Closing Date.

                 4.2.3 Certificate of Buyer's Officer. Buyer shall have delivered to the Sellers and the Members a Certificate, dated as of the Closing Date, signed by an officer of Buyer, certifying as to the fulfillment of the conditions specified in Sections 4.2.1 and 4.2.2. The individual signing such Certificate shall have no personal liability with respect to such Certificate in the absence of his or her personal fraud.

                 4.2.4 No Material Litigation. No action or proceeding shall have been instituted, threatened or concluded by any governmental instrumentality, agency, or other person before any court or governmental agency to restrain, prevent, or condition this Agreement or the consummation of the transactions contemplated by this Agreement.

                 4.2.5 Delivery of Other Documents. Buyer shall have delivered the documents required to be delivered by Buyer pursuant to this Agreement.

                 4.2.6      [RESERVED]

                 4.2.7      [RESERVED]

                 4.2.8      [RESERVED]

                 4.2.9      [RESERVED]

5        WARRANTIES; INDEMNIFICATION.

         5.1 Survival. All representations, warranties, covenants and agreements by Buyer, the Sellers and the Members contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing Date, notwithstanding any investigation made by or on behalf of Buyer. The indemnification provisions in this Section 5 and the obligations of the parties pursuant to these indemnification provisions shall survive the Closing and shall be binding upon, and fully enforceable against, Buyer on the one hand, and the Sellers and the Members jointly and severally on the other hand, and each of their respective successors and assigns. In addition to the indemnification provisions, Buyer, the Sellers and the Members shall have all other legal and equitable remedies provided by law for breach of this Agreement, including specific performance and consequential damages.

         5.2 The Sellers' and the Members' Indemnification of Buyer. Regardless of whether the Closing occurs and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer or any of Buyer's directors, officers, employees, representatives, agents, attorneys, accountants, or consultants may have, the Sellers and the Members, jointly and severally, shall indemnify, defend and hold harmless Buyer and each of its affiliates, directors, officers, employees, agents, accountants, attorneys and representatives ("BUYER'S PERSONNEL") from and against any demand, claim, action, cause of action, damage, liability, loss, cost, debt, deficiency, expense, obligation, tax, assessment, public charge, lawsuit, contract, agreement, and undertaking of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including, without limitation, interest, penalties, additional federal, state or local taxes, reasonable attorneys' fees and other costs and expenses incident to this transaction or proceedings or investigations or the defense of any claim, whether or not litigation has commenced; provided that costs and expenses incident to this transaction shall be included in Buyer's Damages only if (i) all of the conditions to the Sellers' and the Members' obligations set forth in
Section 4.2 are satisfied, and (ii) the Closing does not occur on the Closing
Date) ("BUYER'S DAMAGES") arising out of, resulting from, or relating to, and the Sellers and the Members shall be, jointly and severally, obligated to pay Buyer on demand the full amount of any sum which Buyer or any of Buyer's Personnel pays or become obligated to pay on account of, or with respect to, any of the following:

                 (a) Any breach of any representation or warranty made by the Sellers or the Members in this Agreement, in any related agreement, in any Exhibit to this Agreement or in any of the documents executed in connection with this Agreement, including, without limitation, the Employment Agreements and the Confidentiality and Non-Compete Agreements. For purposes of this Article V, the "best of knowledge" standard contained in Article II shall be disregarded and Sellers and Members shall be required to indemnify

         Buyer's Personnel if any representation and warranty is untrue, whether or not they had knowledge of such breach.

                 (b) Any failure of the Sellers or the Members duly to perform or observe any term, provision, covenant or agreement to be performed or observed by the Sellers or the Members pursuant to this Agreement, any related agreement or any of the documents executed in connection with this Agreement, including, without limitation, Members' Employment Agreement and Members' Confidentiality and Non-Compete Agreement;

                 (c) Any claim for warranty work or repairs or any claim for injury in connection with the work performed by the Sellers;

                 (d) The Sellers' failure to close this transaction as provided in this Agreement, which does not result from a failure of one or more of the conditions to the Sellers' obligations contained in
         Section 4.2 of this Agreement;

                 (e) Any acts or events relating to the Sellers or the Purchased Assets occurring, in whole or in part, on or before the Closing Date and any liabilities or obligations of the Sellers or the Members of any nature whatsoever or caused by the consummation of the transactions contemplated by this Agreement (including, without limitation, any actual or alleged liabilities to trade creditors or others that Buyer, in its reasonable commercial judgment, pays), except for the liabilities assumed by Buyer pursuant to Section 1.3(a), but such exception shall only apply to obligations under such liabilities arising after the Closing Date and not resulting from any breach, default or violation occurring, in whole or in part, on or before the Closing Date;

                 (f) Any of the matters described or required to be described in Exhibit 2.1.4, Exhibit 2.1.7, Exhibit 2.1.8(a), Exhibit 2.1.11(c), Exhibit 2.1.12(a), Exhibit 2.1.12(b), Exhibit 2.1.14 (to
         the extent such Contracts are not Assumed Agreements), Exhibit 2.1.15,
         Exhibit 2.1.16, Exhibit 2.1.17 (to the extent such plans are not Assumed Agreements), Exhibit 2.1.18(b), Exhibit 2.1.18(c), Exhibit 2.1.18(d), Exhibit 2.1.19, or Exhibit 2.1.25.

         5.3 Buyer's Indemnification of the Sellers and the Members. Regardless of whether the Closing occurs, Buyer shall indemnify, defend and hold harmless the Sellers, the Members, and each of their affiliates, employees, agents, accountants, attorneys and representatives ("SELLERS' PERSONNEL") from and against any demand, claim, action, cause of action, damage, liability, loss, cost, debt, deficiency, expense, obligation, tax, assessment, public charge, lawsuit, contract, agreement, and undertaking of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including, without limitation, interest, penalties, additional federal, state or local taxes, reasonable attorneys' fees and other costs and expenses incident to this transaction or proceedings or investigations or the defense of any claim, whether or not litigation has commenced; provided that costs and expenses incident to this transaction shall be included in Sellers' Damages only if (i) all of the conditions to the Buyer's obligations set forth in Section 4.1 are satisfied, and (ii) the Closing does not occur on the

Closing Date) ("SELLERS' DAMAGES") arising out of, resulting from, or relating to, and Buyer shall be obligated to pay the Sellers and the Members on demand the full amount of any sum which the Sellers, the Members or any of Sellers' Personnel pays or becomes obligated to pay on account of, or in respect to, any of the following:

                 (a) Any breach of any representation or warranty made by Buyer in this Agreement;

                 (b) Any failure of Buyer duly to perform or observe any term, provision, covenant or agreement to be performed or observed by Buyer pursuant to this Agreement or any of the documents executed in connection with this Agreement, including, without limitation, the Employment Agreements, and the Confidentiality and Non-Compete Agreements;

                 (c) Buyer's failure to close this transaction as provided in this Agreement, which does not result from a failure of one or more of the conditions to Buyer's obligations contained in
         Section 4.1 of this Agreement; or

                 (d) Any acts or events relating to the Purchased Assets or the liabilities assumed by Buyer pursuant to Section 1.3(a) (to the extent not resulting from any breach, default or violation occurring, in whole or in part, on or before the Closing Date) occurring after the Closing Date, except as otherwise provided in Section 5.2.

         5.4     Defense of Claims.

                 (a) If any party ("INDEMNIFIED PARTY") receives notice of, or discovers, any claim or the commencement of any action for which the other party or parties ("INDEMNITOR") is or may be liable under this Section 5 ("INDEMNIFIED CLAIM"), the Indemnified Party shall promptly notify the Indemnitor of such claim or action in writing and shall provide the Indemnitor with copies of any pleadings or other documents evidencing such Indemnified Claim. The Indemnitor shall be entitled to participate in the defense of any Indemnified Claim, and, if it so elects, to assume the defense of the Indemnified Claim, with counsel reasonably satisfactory to the Indemnified Party. After written notice from the Indemnitor to the Indemnified Party of such election to assume the defense, the Indemnitor shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of the Indemnified Claim, other than costs and expenses of the Indemnified Party incurred at the request of the Indemnitor. The assumption of the defense of any such Indemnified Claim shall not be deemed an admission by the Indemnitor that it is liable for any such Indemnified Claim. Except as otherwise provided in this Agreement, the Indemnitor may, at its election, settle or compromise any Indemnified Claim but the Indemnified Party shall not settle or compromise any Indemnified Claim without the prior consent of the Indemnitor, unless the Indemnitor shall have failed or refused to assist the Indemnified Party in the defense of such Indemnified Claim or shall unreasonably withhold its consent to a proposed settlement or compromise of such claim. The parties shall use their best efforts to agree on whether Buyer's Damages or Sellers' Damages exist, and if so, the amount. Any amounts determined to be owed shall be paid within 30 days after such determination.

                 (b) The parties agree to reasonably cooperate with each other in the defense of claims under this Agreement.

         5.5     Limitation of Liability.

                 (a)        The Sellers' and the Members' Limits.
         Notwithstanding anything in this Section 5 to the contrary, the Sellers and the Members shall not be liable to indemnify Buyer (i) for the first $25,000 in the aggregate of Buyer's Indemnified Claims; provided that this limitation shall not apply if Buyer's aggregate Indemnified Claims exceeds $25,000, in which case all of such claims may be asserted, including the first $25,000, or (ii) with respect to any of Buyer's Indemnified Claims unless either the Sellers or the Members shall have received written notice of such indemnification obligation within two years after the Closing Date, except for the "Buyer Unlimited Claims" (as defined below), for which there shall be no time limit other than the applicable statute of limitations. For purposes of this Agreement, "BUYER UNLIMITED CLAIMS" are any Indemnified Claims (i) for breach of the Sellers', the Members' or both or their representations or warranties concerning authority or title relative to this Agreement, including, without limitation the representations and warranties contained in Sections 2.1.1, 2.1.3,
         2.1.4 and 2.1.8(a), (ii) for breach of the Sellers', the Members' or both of their representations or warranties contained in Sections 2.1.13, 2.1.15, 2.1.16, 2.1.17, 2.1.18 or 2.1.19, (iii) for breach of the Sellers', the Members' or both of their covenants or agreements contained in Sections 3.1.15 or 6.4, and (iv) pursuant to Section 5.2(c) or Section 5.2(e).

                 (b)        Buyer's Limits.  Notwithstanding anything in this
         Section 5 to the contrary, Buyer shall not be liable to indemnify the Sellers or the Members (i) for the first $25,000 in the aggregate of the Sellers' and the Members' Indemnified Claims; provided that this limitation shall not apply if the Sellers' and the Members' aggregate Indemnified Claims exceeds $25,000, in which case all of such claims may be asserted, including the first $25,000, or (ii) with respect to any of the Sellers' or the Members' Indemnified Claims unless Buyer shall have received written notice of such indemnification obligation within two years after the Closing Date, except for the "Sellers Unlimited Claims" (as defined below), for which there shall be no time limit other than the applicable statute of limitations. For purposes of this Agreement, "SELLERS UNLIMITED CLAIMS" are any Indemnified Claims for breach of Buyer's representations or warranties concerning authority relative to this Agreement, including, without limitation, the representations and warranties contained in Sections 2.2.1, 2.2.2 and 2.2.3.

         5.6     Buyer's Right to Offset.

                 (a) Offset Right. Buyer shall have the right to offset any indemnification claims against the Sellers, the Members or any of Sellers' or the Members' successors or assigns, against the payment of the Cash Amount payable at the Closing. Such offset amounts shall be treated as if they were fully paid by Buyer to the Sellers.

                 (b) Non-Exclusive Remedy. This offset remedy of Buyer is not exclusive but is cumulative with all other remedies of Buyer against the Sellers or the Members under this Agreement, and this remedy does not in any way limit their liability to Buyer under this Agreement.

6        OTHER COVENANTS AND AGREEMENTS.

         6.1 Bulk Transfer Provisions. If the bulk transfer provisions of the applicable states' Uniform Commercial Code were applicable to the transactions contemplated by this Agreement, it would be impractical to comply with such provisions. Accordingly, the Sellers and the Members covenant to indemnify, defend and hold Buyer and Buyer's Personnel harmless from any claims and demands of creditors of the Sellers arising out of failure to comply with the bulk transfer provisions if such provisions would be applicable, except for claims and demands in connection with the Liabilities; provided that such exception shall apply only to the extent such Liabilities do not resulting from any breach, default or violation occurring, in whole or in part, on or before the Closing Date.

         6.2     [RESERVED]

         6.3     [RESERVED]

         6.4     [RESERVED]

         6.5     [RESERVED]

         6.6     [RESERVED]

         6.7     [RESERVED]

         6.8 Further Assurances. At any time from and after the Closing Date, the Sellers, the Members and Buyer shall execute and deliver any further instruments or documents and take all further action reasonably requested by any of the other parties to this Agreement to carry out the transactions contemplated by this Agreement.

         6.9 Brokerage. All negotiations relative to this Agreement and the transactions contemplated in this Agreement have been carried on by the parties to this Agreement directly without the intervention of any person, and the consummation of the transactions under this

Agreement will not result in any liability by any party for any finder's fee, brokerage commission or other similar fee. Each party (the "PARTY") shall pay or discharge, and shall indemnify, defend and hold the other parties harmless from and against, any and all claims or liabilities for brokerage or other commissions or finder's or other fees resulting from any actions of the Party which are not in accordance with the preceding sentence.

         6.10 Expenses. Each party to this Agreement shall pay his, her or its own expenses incident to this Agreement and the transactions contemplated in this Agreement, including, without limitation, counsel fees, brokerage, finder or financial advisor fees and accounting fees, except as provided in
Section 6.11.

         6.11 Transfer and Other Taxes. Sales, use, transfer, excise, recording, documentary and similar taxes applicable to the conveyance or transfer of the Purchased Assets or the recording or filing of any documents evidencing such conveyance or transfer, if any, shall be paid by the Sellers, and evidence of the payment of such taxes shall be furnished to Buyer upon its request.

         6.12 No Disclosures. None of Buyer, the Sellers or the Members shall make any public disclosure or publicity release pertaining to the existence or subject matter of this Agreement without the consent of the other parties; provided, however, that Buyer and its affiliates and their directors, officers, employees and agents shall be permitted to make such disclosures to the public, to stock exchanges or to governmental agencies as either of them deems necessary to comply with any applicable securities laws or other laws.

7        MISCELLANEOUS.

         7.1 Notices. Any notice or other communication required or which may be given under this Agreement shall be in writing and either delivered personally to the addressee, telegraphed, telecopied or telexed to the addressee, sent by overnight courier to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telecopied or telexed to the addressee, or, if sent by overnight courier, one business day after the date so sent, or, if mailed, three business days after the date of mailing, as follows:

         If to the Sellers                 Rockwell Medical Supply, LLC
         or the Members:                   Rockwell Transportation, LLC
                                           28025 Oakland Oaks
                                           Wixom, MI 48393
                                           Attention:
                                                      -----------------------

                                           Dr. Vijay Chilakapati
                                           18100 Parkridge Drive
                                           Riverview, MI 48192

                                           Dr. Krishapillai Thavarajah
                                           15 Pinegate Drive
                                           Bloomfield Hills, MI 48304

         With a copies to:                 Burton H. Schwartz, Esq.
                                           Schwartz Law Firm
                                           Suite A
                                           37887 W. Twelve Mile Road
                                           Farmington Hills, Michigan  48331

         If to Buyer:                      Acquisition Partners, Inc.
                                           18640 Mack Avenue
                                           P.O. Box 36940
                                           Grosse Pointe, Michigan 48236
                                           Attention: Gary D. Lewis

         With a copies to:                 Patrick T. Duerr, Esq.
                                           Honigman Miller Schwartz and Cohn
                                           2290 First National Building
                                           Detroit, Michigan 48226-3583

Any or the foregoing may change its address for notices by notice to the other parties.

         7.2 Entire Agreement. This Agreement, including the exhibits, schedules, documents, certificates and instruments referred to in this Agreement, embodies the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements, commitments and understandings, written or oral, between the parties with respect to such subject matter, and any such prior agreements or understandings are merged into this Agreement.

         7.3 Governing Law and Forum. This Agreement shall be governed by the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable Michigan principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies. Each of the parties consents to be subject to personal jurisdiction of the courts of Michigan, including the federal courts in Michigan, which shall be the sole and exclusive forum for the resolution of all disputes under this Agreement and its related documents.

         7.4 Attorneys' Fees. If any party commences an action against any other party to enforce any of the terms, covenants, conditions or provisions of this Agreement or because of a default by a party under this Agreement, the prevailing party in any such action shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action from the losing party.

         7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

         7.6 Interpretation. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references to "Sections" and "Exhibits" in this Agreement are, unless specifically indicated otherwise, references to sections of, and exhibits to, this Agreement. Whenever the singular is used, the same shall include the plural and vice versa, where appropriate. Words of any gender shall include each other gender where appropriate. The Exhibits to this Agreement are a part of this Agreement as if set forth in full in this Agreement.

         7.7 Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall have no effect on the other provisions of this Agreement, which shall remain valid, operative and enforceable. In addition, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         7.8 Waiver and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.
No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, nor shall any waiver on the part of any party of any right, power or privilege under this Agreement, nor any single or partial exercise of any right, power or privilege under this Agreement, preclude any other or further exercise of such right, power or privilege under this Agreement. The rights and remedies under this Agreement are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. Subject to Sections 2.1.27 and 2.2.5, the rights and remedies of any party arising out of, or otherwise in respect of, any inaccuracy in, or breach of, any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, agreement or Exhibit contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         7.9 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns; provided, that the Sellers and the Members may not assign or transfer any of their rights or delegate any of their obligations under this Agreement, and any purported assignment or transfer by the Sellers or the Members shall be void; and provided, further, that Buyer may assign its rights and delegate its duties under this Agreement to an affiliate of Buyer.

8        GLOSSARY.          The following words and phrases are defined in the
following Sections of this Agreement:

                 Word or Phrase                                              Section
                 --------------                                              -------
                 Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  Introductory Paragraph
                 Assumed Agreements . . . . . . . . . . . . . . . . . . . .  Section 1.3(a)
                 Benefit Rules  . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.17(b)
                 Business . . . . . . . . . . . . . . . . . . . . . . . . .  Recital A
                 Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . .  Introductory Paragraph
                 Buyer Unlimited Claims . . . . . . . . . . . . . . . . . .  Section 5.5(a)
                 Buyer's Damages  . . . . . . . . . . . . . . . . . . . . .  Section 5.2
                 Buyer's Personnel  . . . . . . . . . . . . . . . . . . . .  Section 5.2
                 Cash Amount  . . . . . . . . . . . . . . . . . . . . . . .  Section 1.2.1(b)
                 Closing  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.4
                 Closing Date . . . . . . . . . . . . . . . . . . . . . . .  Section 1.4
                 Code . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.17(b)
                 Confidentiality and Non-Compete Agreements . . . . . . . .  Section 3.1.12
                 Contracts  . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.14
                 Environmental Audit  . . . . . . . . . . . . . . . . . . .  Section 3.1.1(e)
                 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.17(a)
                 Exceptions . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.8(a)
                 Financial Statements . . . . . . . . . . . . . . . . . . .  Section 2.1.6(a)
                 Furniture and Fixtures . . . . . . . . . . . . . . . . . .  Section 1.1(c)
                 Hazardous Substance  . . . . . . . . . . . . . . . . . . .  Section 2.1.18(b)
                 Indemnified Claim  . . . . . . . . . . . . . . . . . . . .  Section 5.4
                 Indemnified Party  . . . . . . . . . . . . . . . . . . . .  Section 5.4
                 Indemnitor . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.4
                 Intangibles  . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.11(a)
                 Intellectual Property  . . . . . . . . . . . . . . . . . .  Section 1.1(g)
                 Interim Financial Statements . . . . . . . . . . . . . . .  Section 2.1.6(b)
                 Inventories  . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1(d)
                 Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.18(b)
                 Leases . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.3(a)
                 Liabilities  . . . . . . . . . . . . . . . . . . . . . . .  Section 1.2.1(a)
                 Liens  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.8(a)
                 Machinery and Equipment  . . . . . . . . . . . . . . . . .  Section 1.1(b)
                 Members  . . . . . . . . . . . . . . . . . . . . . . . . .  Introductory Paragraph
                 Party  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 6.9
                 Permits  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.21

                 Word or Phrase                                              Section
                 --------------                                              -------
                 Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.17(a)
                 Property . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.18(b)
                 Purchase Orders  . . . . . . . . . . . . . . . . . . . . .  Section 1.3(a)
                 Purchase Price . . . . . . . . . . . . . . . . . . . . . .  Section 1.2.1
                 Purchased Assets . . . . . . . . . . . . . . . . . . . . .  Section 1.1
                 RAP Property . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.18(a)
                 Real Property  . . . . . . . . . . . . . . . . . . . . . .  Section 1.1(a)
                 Sellers  . . . . . . . . . . . . . . . . . . . . . . . . .  Introductory Paragraph
                 Sellers Unlimited Claims . . . . . . . . . . . . . . . . .  Section 5.5(b)
                 Sellers' Damages . . . . . . . . . . . . . . . . . . . . .  Section 5.3
                 Sellers' Personnel . . . . . . . . . . . . . . . . . . . .  Section 5.3
                 Supply Company . . . . . . . . . . . . . . . . . . . . . .  Introductory Paragrapy
                 Title Policy . . . . . . . . . . . . . . . . . . . . . . .  Section 3.1.14
                 Transportation Company . . . . . . . . . . . . . . . . . .  Introductory Paragraph
                 Underground Tanks  . . . . . . . . . . . . . . . . . . . .  Section 2.1.18(c)
                 Vehicles . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1(f)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the introductory paragraph of this Agreement.

                 BUYER:           ACQUISITION PARTNERS, INC.

                                  By:  /s/ Gary D. Lewis
                                       ----------------------------------

                                           Its: Chairman of the Board
                                                -------------------------

                 THE SELLERS:     ROCKWELL MEDICAL SUPPLIES, LLC

                                  By:  /s/ Krishnapillai Thavarajah
                                       ----------------------------------

                                           Its:   Member
                                                -------------------------

                                  ROCKWELL TRANSPORTATION, LLC

                                  By:  /s/ Krishnapillai Thavarajah
                                       ----------------------------------

                                           Its:   Member
                                                -------------------------

                 THE MEMBERS:
                                          /s/ Vijay Kumar Chilakapati
                                          ----------------------------------
                                          VIJAY KUMAR CHILAKAPTI, M.D.


                                          /s/ Krishnapillai Thavarajah
                                          ----------------------------------
                                          KRISHNAPILLAI THAVARAJAH, M.D.

                                          /s/ Robert L. Chioini
                                          -----------------------------------
                                          ROBERT L. CHIOINI


                                          T.K. INVESTMENT COMPANY

                                          CHILAKAPATI FAMILY LIMITED
                                               PARTNERSHIP

                                          By: /s/ Vijay Kumar Chilakapati
                                              ----------------------------------

                                                   Its: General Partner
                                                        ------------------------

                                          THAVARAJAH FAMILY LIMITED
                                               PARTNERSHIP

                                          By: /s/ Krishnapillai Thavarajah
                                              ----------------------------------

                                                   Its:  General Partner
                                                        ------------------------

                                 EXHIBIT INDEX

Exhibit Number       Description
--------------       -----------
1.1(a)               Lease to a Seller, as tenant
1.1(b)               Machinery and Equipment
1.1(c)               Furniture and Fixtures
1.1(d)               Inventories
1.1(f)               Vehicles
1.1(g)               Intellectual Property
1.2.4                Allocation of Purchase Price
2.1.2                Affiliates
2.1.4                Consents and Approvals
2.1.6(a)             Financial Statements
2.1.6(b)             Interim Financial Statements
2.1.7                Changes Since September 30, 1996
2.1.8(a)             Exceptions to Title
2.1.8(b)             Exceptions to Good Operating Condition
2.1.9(a)             Real Property
2.1.9(b)(I)          Real Property Leases
2.1.9(b)(II)         Personal Property Leases
2.1.11(a)            Patents, Trademarks, etc. and Infringements
2.1.12(a)            Liabilities
2.1.12(b)            Powers of Attorney; Guarantees
2.1.14               Contracts
2.1.15               Tax Audits
2.1.16               Litigation
2.1.17               ERISA Plans
2.1.18(a)            Environmental Permits
2.1.18(b)            Property Used in Connection With Hazardous Waste
2.1.18(c)            Underground Tanks
2.1.18(d)            Environmental Violations
2.1.19               Labor Claims
2.1.21               Licenses and Permits
2.1.25               Related Party Transactions
2.1.26               Competing Businesses
3.1.12               Form of Confidentiality and Non-Compete Agreement
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